EXHIBIT 10.1
AMENDMENT TO THE HUBBELL INCORPORATED
2005 INCENTIVE AWARD PLAN
     WHEREAS, this Corporation maintains the Hubbell Incorporated 2005 Incentive Award Plan (the “2005 Plan”); and
     WHEREAS, pursuant to Section 13.1 of the 2005 Plan, the Compensation Committee has the right to amend the 2005 Plan subject to approval of the Board of Directors; and
     WHEREAS, the Compensation Committee of the Board of Directors and the Board of Directors of this Corporation have determined that it is in the best interest of the Corporation to amend the 2005 Plan to comply with recently issued accounting guidance by providing for automatic adjustments with respect to Class B Common Stock of the Corporation granted under the 2005 Plan following certain corporate events affecting the Class B Common Stock or its share price;
     NOW, THEREFORE, immediately upon passage hereof, the 2005 Plan is hereby amended as follows:
     By substituting the following for Section 10.1 (a):
“(a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization, distribution of Company assets to stockholders (other than normal cash dividends), or any other corporate event affecting the Stock or the share price of the Stock, the Committee shall make such proportional and equitable adjustments to reflect such changes with respect to (i) the aggregate number and type of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3); (ii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iii) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.”
     I hereby certify that the foregoing amendment to the 2005 Incentive Award Plan was adopted by the Board of Directors of this Corporation on September 13, 2006 at a duly held meeting thereof.

By:	/s/ Richard W. Davies

Richard W. Davies
Vice President, General Counsel and Secretary of the Corporation

Dated: September 21, 2006

31